Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our Firm under the caption “Experts”, and to the incorporation by reference in the following Registration Statements:

a.Form S-8 Nos. 333-260935, 333-236894 pertaining to TransAlta Corporation’s Share Unit Plan, and Form S-8 Nos. 333-72454 and 333-101470 pertaining to TransAlta Corporation’s Share Option Plan

b.Form F-10 No. 333-271953 pertaining to the registration of Debt and Equity Securities of TransAlta Corporation and the use herein of our reports dated February 22, 2024, with respect to the consolidated statements of financial position as at December 31, 2023 and 2022 and the consolidated statements of earnings (loss), comprehensive income (loss), changes in equity and cash flows for each of the years in the three year period ended December 31, 2023, and the effectiveness of internal control over financial reporting of TransAlta Corporation as of December 31, 2023, included in this Annual Report on Form 40-F.

/s/Ernst & Young LLP
Calgary, Alberta February 22, 2024	Chartered Professional Accountants

A member firm of Ernst & Young Global Limited